EXHIBIT 99.1

WESTERN GAS ANNOUNCES ACQUISITION AND
FOURTH-QUARTER AND FULL-YEAR 2015 RESULTS

ALSO PROVIDES 2016 OUTLOOK

HOUSTON, February 24, 2016 – Western Gas Partners, LP (NYSE: WES) (“WES” or the “Partnership”) today announced that it has agreed to acquire a 100% interest in Springfield Pipeline LLC (“Springfield”) from Anadarko Petroleum Corporation for $750.0 million. Springfield’s sole asset is a 50.1% interest in the Springfield oil and gas gathering system (the “Springfield system”), which gathers Anadarko’s and its partners’ Eagleford shale production in South Texas. The Springfield system consists of 548 miles of gas gathering lines with a capacity of 795 MMcf/d and 241 miles of oil gathering lines with a capacity of 130 MBbls/d, located in Dimmit, La Salle, Maverick and Webb Counties in South Texas. The assets to be acquired also include 24 compressor stations with centralized delivery points, 260,000 barrels of oil storage capacity and 75,000 Bbls/d of stabilization capacity.
The Springfield system generates 100% fee-based revenues through gathering agreements with four shippers having primary terms through December 31, 2034. Furthermore, approximately 75% of the annual volume forecast for the system is covered under minimum volume commitments from the four shippers throughout the term of the agreements. The transaction is expected to close by March 15, 2016, and will be immediately accretive to the Partnership, with the acquisition price representing an approximate 5.8 times multiple of the assets’ forecasted 2016 earnings before interest, taxes, depreciation and amortization. “This acquisition is a natural complement to our existing portfolio,” said Chief Executive Officer, Don Sinclair. “It is highly accretive to our distributable cash flow with limited volumetric risk, and marks our entry into the crude oil gathering and stabilization business, which offers us further business diversification.”

The Partnership intends to finance the acquisition through the issuance of $449 million in aggregate amount of 8.5% perpetual convertible preferred units (the “Preferred Units”) to First Reserve Advisors, L.L.C. and Kayne Anderson Capital Advisors, L.P., at a price of $32.00 per unit, the issuance of 1,253,761 and 835,841 WES common units at a price of $29.91 per common unit to Anadarko and Western Gas Equity Partners, LP (NYSE: WGP) (“WGP”), respectively, and the borrowing of $247.5 million on its revolving credit facility. The Preferred Units issuance includes an overallotment feature that may result in the issuance of up to an additional $252.6 million in aggregate amount of such units over the next 30 days, the net proceeds of which would be used to pay down the revolving credit facility borrowings. The Preferred Units will pay a distribution of $2.72 per year. After two years, the Preferred Units are convertible at the purchasers’ option into WES common units on a one for one basis (subject to customary anti-dilution adjustments), and are convertible at WES’s option in certain circumstances after three years. WGP will fund its WES unit purchase by drawing on a secured revolving credit facility that will close on or before the transaction closing date.
The terms of the acquisition were unanimously approved by the board of directors of the Partnership’s general partner, and by the board’s special committee, which is comprised entirely of independent directors. The Partnership’s special committee engaged Evercore Partners to act as its financial advisor and Bracewell LLP to act as its legal advisor. The WGP special committee engaged Robert W. Baird & Co. Incorporated to act as its financial advisor and Baker Botts L.L.P. to act as its legal advisor with respect to its purchase of WES common units.

FOURTH-QUARTER AND FULL-YEAR 2015 RESULTS
The Partnership and Western Gas Equity Partners, LP (NYSE: WGP) (“WGP”) today also announced fourth-quarter and full-year 2015 financial and operating results. “2015 was another year in which WES generated strong results” said Sinclair. “We delivered 15% distribution growth with a solid coverage ratio of 1.1 times, while maintaining investment grade credit metrics. We also exceeded the midpoint of our Adjusted EBITDA guidance despite losing a month of operations at our DBM complex due to the incident at the Ramsey plant and the divestment of our Dew and Pinnacle systems in July.”
Net income (loss) available to limited partners for both the Partnership and WGP includes the following: (i) impairment expense of $236.7 million and $501.1 million for the fourth quarter and year ended December 31, 2015, respectively, related to impairments at the Red Desert complex and the Hilight system, (ii) a net gain of $77.3 million associated with the divestiture of the Dew and Pinnacle systems in July 2015 and (iii) $20.3 million of net property losses associated with the incident at the DBM complex in December 2015. These items are excluded from the Partnership’s non-GAAP(1) measures.

(1) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

WESTERN GAS PARTNERS, LP
Net income (loss) available to limited partners for 2015 totaled $(256.3) million, or $(1.95) per common unit (diluted), with full-year 2015 Adjusted EBITDA(1) of $758.0 million and full-year 2015 Distributable cash flow(1) of $636.4 million.
Net income (loss) available to limited partners for the fourth quarter of 2015 totaled $(219.2) million, or $(1.60) per common unit (diluted), with fourth-quarter 2015 Adjusted EBITDA(1) of $188.7 million and fourth-quarter 2015 Distributable cash flow(1) of $162.2 million.
WES paid a quarterly distribution of $0.800 per unit for the fourth quarter of 2015. This distribution represented a 3% increase over the prior quarter’s distribution and a 14% increase over the fourth-quarter 2014 distribution of $0.700 per unit. The full-year 2015 distribution of $3.050 per unit represented a 15% increase over the full-year 2014 distribution of $2.650 per unit. The fourth-quarter 2015 Coverage ratio(1) of 1.06 times was based on the quarterly distribution of $0.800 per unit. The Partnership’s Coverage ratio(1) for full-year 2015 was 1.11 times.
Total throughput attributable to WES for natural gas assets for the fourth quarter of 2015 averaged 3.6 Bcf/d, which was 4% below the prior quarter and 1% above the fourth quarter of 2014. Total fourth quarter throughput was flat with the prior quarter when adjusted for the divestiture of the Dew and Pinnacle systems in July 2015 and the loss of volumes at the DBM complex in December 2015. For the full-year 2015, total throughput attributable to WES for natural gas assets averaged 3.9 Bcf/d, which was 8% above the prior-year average. Total throughput for crude/NGL assets for the fourth quarter of 2015 averaged 142 MBbls/d, which was 2% below the prior quarter and 8% above the fourth quarter of 2014. For full-year 2015, total throughput for crude/NGL assets averaged 138 MBbls/d, which was 19% above the prior-year average.

(1) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

Capital expenditures attributable to WES, including equity investments but excluding acquisitions, totaled $129.3 million on a cash basis and $119.9 million on an accrual basis during the fourth quarter of 2015, with maintenance capital expenditures on a cash basis of $12.7 million, or 7% of Adjusted EBITDA(1). For the full-year 2015, capital expenditures attributable to WES, including equity investments but excluding acquisitions, totaled $604.3 million on a cash basis and $536.4 million on an accrual basis, with maintenance capital expenditures on a cash basis of $49.3 million, or 7% of Adjusted EBITDA(1).
WESTERN GAS EQUITY PARTNERS, LP
WGP indirectly owns the entire general partner interest in WES, 100% of the incentive distribution rights in WES and 49,296,205 WES common units. Net income (loss) available to limited partners for 2015 totaled $86.1 million, or $0.39 per common unit (diluted). Net income (loss) available to limited partners for the fourth quarter of 2015 totaled $(30.8) million, or $(0.14) per common unit (diluted).
WGP paid a quarterly distribution of $0.40375 per unit for the fourth quarter of 2015. This distribution represented a 6% increase over the prior quarter’s distribution and a 29% increase over the fourth-quarter 2014 distribution of $0.31250. The full-year 2015 distribution of $1.49125 per unit represented a 33% increase over the full-year 2014 distribution. WGP received distributions from WES of $89.2 million attributable to the fourth quarter and will pay $88.4 million in distributions for the same period.

(1) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

2016 WES OUTLOOK
WES and WGP also announced their 2016 outlook:

•	Adjusted EBITDA(1) between $860 million and $950 million

•	Total capital expenditures (including equity investments but excluding acquisitions) between $450 million and $490 million

•	Maintenance capital expenditures between 7% and 10% of Adjusted EBITDA(1)

•	Distribution Coverage ratio(1) of 1.1 times

•	WES distribution growth of 10%

•	WGP distribution growth of 20%
“2016 will be even more challenging for our industry than 2015. However, with the support of Anadarko and the strength of our portfolio, we believe we can continue to deliver meaningful distribution growth even in this commodity price environment,” said Sinclair. “As you would expect, the estimated size of our capital program will be lower than 2015, but even with this decline, we feel very fortunate to have ongoing projects in the prolific Delaware Basin. As commodity prices improve, we expect to see additional projects materialize in our key areas of operation.”
The 2016 outlook includes:

•	Full-year results from the Springfield acquisition;

•	No further acquisitions in 2016;

•	Start-ups of Ramsey Trains IV and V at the DBM complex in the second and third quarters of 2016, respectively;

•	Ramsey Train III returning to limited service in April and full service in conjunction with the start-up of Train IV; and

•	Recovery of all business interruption insurance proceeds related to losses at the DBM complex by the end of the year.

(1) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the Coverage ratio.

CONFERENCE CALL TOMORROW AT 11 A.M. CST
WES and WGP will host a joint conference call on Thursday, February 25, 2016, at 11:00 a.m. Central Standard Time (12:00 p.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2015 results and the outlook for 2016. Individuals who would like to participate should dial 844-836-8745 (Domestic) or 412-317-5439 (International) approximately 15 minutes before the scheduled conference call time. Pre-registration is available through the investor relations page at www.westerngas.com. Pre-registrants will be issued a personal identification number to use when dialing in to the live conference call, which will enable the participant to bypass the operator and gain immediate access to the call. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westerngas.com. A replay of the conference call will also be available on the website for two weeks following the call.
Western Gas Partners, LP (“WES”) is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to acquire, own, develop and operate midstream energy assets. With midstream assets located in the Rocky Mountains, the Mid-Continent, North-central Pennsylvania and Texas, WES is engaged in the business of gathering, processing, compressing, treating and transporting natural gas, condensate, natural gas liquids and crude oil for Anadarko, as well as for other producers and customers.
Western Gas Equity Partners, LP (“WGP”) is a Delaware master limited partnership formed by Anadarko to own the following types of interests in WES: (i) the general partner interest and all of the incentive distribution rights in WES, both owned through WGP’s 100% ownership of WES’s general partner, and (ii) a significant limited partner interest in WES.

For more information about Western Gas Partners, LP and Western Gas Equity Partners, LP, please visit www.westerngas.com.

This news release contains forward-looking statements. Western Gas Partners and Western Gas Equity Partners believe that their expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to close the acquisition and financing announced in this release; ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate WES’s assets; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; the ability to meet projected in-service dates for capital growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” sections of WES’s and WGP’s most recent Forms 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in their other public filings and press releases. Western Gas Partners and Western Gas Equity Partners undertake no obligation to publicly update or revise any forward-looking statements.

# # #

WESTERN GAS CONTACT
Benjamin Fink, CFA
SVP, Chief Financial Officer and Treasurer
832.636.6010
benjamin.fink@westerngas.com

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of (i) WES’s Distributable cash flow (non-GAAP) to net income (loss) attributable to Western Gas Partners, LP (GAAP), (ii) Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”) (non-GAAP) to net income (loss) attributable to Western Gas Partners, LP (GAAP) and to net cash provided by operating activities (GAAP), and (iii) Adjusted gross margin attributable to Western Gas Partners, LP (“Adjusted gross margin”) (non-GAAP) to operating income (loss) (GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin, and Coverage ratio are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing its ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio, as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio should be considered in conjunction with net income (loss) and other applicable performance measures, such as operating income (loss) or cash flows from operating activities.

Distributable Cash Flow

WES defines Distributable cash flow as Adjusted EBITDA, plus interest income and the net settlement amounts from the sale and/or purchase of natural gas, drip condensate and NGLs under our commodity price swap agreements to the extent such amounts are not recognized as Adjusted EBITDA, less net cash paid for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures, and income taxes.

	Three Months Ended December 31,			Year Ended December 31,
thousands except Coverage ratio	2015		2014 (1)	2015		2014 (1)
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income (loss) attributable to Western Gas Partners, LP	$(171,661)		$94,460	$(73,538)		$393,842
Add:
Distributions from equity investees	25,244		23,574	98,298		81,022
Non-cash equity-based compensation expense	979		907	4,402		4,095
Interest expense, net (non-cash settled) (2)	4,480		—	14,400		—
Income tax (benefit) expense	(195)		3,460	3,380		11,659
Depreciation and amortization (3)	59,792		53,635	241,556		183,945
Impairments	237,867		653	514,096		3,084
Above-market component of swap extensions with Anadarko	10,533		—	18,449		—
Other expense (3)	1,290		—	1,290		—
Less:
Gain (loss) on divestiture and other, net	(20,224)		—	57,020		—
Equity income, net	12,114		16,514	71,251		57,836
Cash paid for maintenance capital expenditures (3)	12,711		13,009	49,300		48,563
Capitalized interest	1,492		2,485	8,318		9,832
Cash paid for (reimbursement of) income taxes	—		250	(138)		(90)
Other income (3) (4)	—		74	219		325
Distributable cash flow	$162,236		$144,357	$636,363		$561,181
Distributions declared (5)
Limited partners	$102,862			$392,077
General partner	49,726			179,610
Total	$152,588			$571,687
Coverage ratio	1.06	x		1.11	x

(1)
In March 2015, WES acquired Anadarko’s interest in Delaware Basin JV Gathering LLC, which owns a 50% interest in a gathering system and related facilities (the “DBJV system”). WES will make a cash payment on March 1, 2020, to Anadarko as consideration for the acquisition. The net present value of this future obligation has been recorded on the consolidated balance sheet under Deferred purchase price obligation - Anadarko. Financial information has been recast to include the financial position and results attributable to the DBJV system.

(2)	Includes accretion expense related to the Deferred purchase price obligation - Anadarko associated with the acquisition of DBJV.

(3)
Includes WES’s 75% share of depreciation and amortization; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta. For the three months and year ended December 31, 2015, other expense also includes $0.4 million of lower of cost or market inventory adjustments at our DBM complex.

(4)
Excludes income of zero for each of the three months ended December 31, 2015 and 2014, and zero and $0.5 million for the years ended December 31, 2015 and 2014, respectively, related to a component of a gas processing agreement accounted for as a capital lease.

(5)	Reflects cash distributions of $0.800 and $3.050 per unit declared for the three months and year ended December 31, 2015, respectively.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted EBITDA Attributable to Western Gas Partners, LP

WES defines Adjusted EBITDA as net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash equity-based compensation expense, interest expense, income tax expense, depreciation and amortization, impairments, and other expense (including lower of cost or market inventory adjustments recorded in cost of product), less gain (loss) on divestiture and other, net, income from equity investments, interest income, income tax benefit and other income.

	Three Months Ended December 31,		Year Ended December 31,
thousands	2015	2014 (1)	2015	2014 (1)
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Adjusted EBITDA attributable to Western Gas Partners, LP
Net income (loss) attributable to Western Gas Partners, LP	$(171,661)	$94,460	$(73,538)	$393,842
Add:
Distributions from equity investees	25,244	23,574	98,298	81,022
Non-cash equity-based compensation expense	979	907	4,402	4,095
Interest expense	31,535	21,063	113,872	76,766
Income tax expense	—	3,460	5,285	11,659
Depreciation and amortization (2)	59,792	53,635	241,556	183,945
Impairments	237,867	653	514,096	3,084
Other expense (2)	1,290	—	1,290	—
Less:
Gain (loss) on divestiture and other, net	(20,224)	—	57,020	—
Equity income, net	12,114	16,514	71,251	57,836
Interest income – affiliates	4,225	4,225	16,900	16,900
Other income (2) (3)	—	74	219	325
Income tax benefit	195	—	1,905	—
Adjusted EBITDA attributable to Western Gas Partners, LP	$188,736	$176,939	$757,966	$679,352

Reconciliation of Adjusted EBITDA attributable to Western Gas Partners, LP to Net cash provided by operating activities
Adjusted EBITDA attributable to Western Gas Partners, LP	$188,736	$176,939	$757,966	$679,352
Adjusted EBITDA attributable to noncontrolling interest	2,526	3,661	12,699	16,583
Interest income (expense), net	(27,310)	(16,838)	(96,972)	(59,866)
Uncontributed cash-based compensation awards	(48)	(197)	(214)	(175)
Accretion and amortization of long-term obligations, net	5,402	691	17,698	2,736
Current income tax benefit (expense)	(369)	5,841	(1,448)	1,666
Other income (expense), net (3)	(846)	76	(619)	336
Distributions from equity investments in excess of cumulative earnings	(3,835)	(3,668)	(16,244)	(18,055)
Changes in operating working capital:
Accounts receivable, net	18,490	45,968	(5,614)	(6,691)
Accounts and imbalance payables and accrued liabilities, net	(12,565)	(74,969)	3,154	(39,162)
Other	1,020	1,840	(797)	3,485
Net cash provided by operating activities	$171,201	$139,344	$669,609	$580,209
Cash flow information of Western Gas Partners, LP
Net cash provided by operating activities			$669,609	$580,209
Net cash used in investing activities			$(466,424)	$(2,670,998)
Net cash provided by (used in) financing activities			$(172,206)	$2,057,115

(1)	Financial information has been recast to include the financial position and results attributable to the DBJV system.

(2)
Includes WES’s 75% share of depreciation and amortization; other expense; and other income attributable to Chipeta. For the three months and year ended December 31, 2015, other expense also includes $0.4 million of lower of cost or market inventory adjustments at our DBM complex.

(3)
Excludes income of zero for each of the three months ended December 31, 2015 and 2014, and zero and $0.5 million for the years ended December 31, 2015 and 2014, respectively, related to a component of a gas processing agreement accounted for as a capital lease.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted gross margin attributable to Western Gas Partners, LP

WES defines Adjusted gross margin as total revenues and other less reimbursements for electricity-related expenses recorded as revenue, and cost of product, plus distributions from equity investees and excluding the noncontrolling interest owner’s proportionate share of revenue and cost of product.

	Three Months Ended December 31,		Year Ended December 31,
thousands	2015	2014 (1)	2015	2014 (1)
Reconciliation of Adjusted gross margin attributable to Western Gas Partners, LP to Operating income (loss)
Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets	$242,235	$229,414	$971,639	$876,210
Adjusted gross margin for crude/NGL assets	22,933	22,022	88,642	73,714
Adjusted gross margin attributable to Western Gas Partners, LP	$265,168	$251,436	$1,060,281	$949,924
Adjusted gross margin attributable to noncontrolling interest	$3,557	$4,572	$16,779	$20,183
Gain (loss) on divestiture and other, net	(20,224)	—	57,020	—
Equity income, net	12,114	16,514	71,251	57,836
Reimbursed electricity-related charges recorded as revenues	13,752	10,764	54,175	39,338
Less:
Distributions from equity investees	25,244	23,574	98,298	81,022
Operation and maintenance	78,134	71,821	296,774	255,844
General and administrative	9,611	10,535	38,108	36,223
Property and other taxes	4,892	4,723	30,533	26,066
Depreciation and amortization	60,448	54,278	244,163	186,514
Impairments	237,867	653	514,096	3,084
Operating income (loss)	$(141,829)	$117,702	$37,534	$478,528

(1)	Financial information has been recast to include the financial position and results attributable to the DBJV system.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2015	2014 (1)	2015	2014 (1)
Revenues and other
Gathering, processing and transportation of natural gas and natural gas liquids	$239,373	$202,385	$938,121	$745,145
Natural gas, natural gas liquids and drip condensate sales	131,075	162,493	617,949	624,233
Other	842	1,839	5,302	13,490
Total revenues and other	371,290	366,717	1,561,372	1,382,868
Equity income, net	12,114	16,514	71,251	57,836
Operating expenses
Cost of product	114,057	123,519	528,435	454,445
Operation and maintenance	78,134	71,821	296,774	255,844
General and administrative	9,611	10,535	38,108	36,223
Property and other taxes	4,892	4,723	30,533	26,066
Depreciation and amortization	60,448	54,278	244,163	186,514
Impairments	237,867	653	514,096	3,084
Total operating expenses	505,009	265,529	1,652,109	962,176
Gain (loss) on divestiture and other, net (2)	(20,224)	—	57,020	—
Operating income (loss)	(141,829)	117,702	37,534	478,528
Interest income – affiliates	4,225	4,225	16,900	16,900
Interest expense	(31,535)	(21,063)	(113,872)	(76,766)
Other income (expense), net	(846)	76	(619)	864
Income (loss) before income taxes	(169,985)	100,940	(60,057)	419,526
Income tax (benefit) expense	(195)	3,460	3,380	11,659
Net income (loss)	(169,790)	97,480	(63,437)	407,867
Net income (loss) attributable to noncontrolling interest	1,871	3,020	10,101	14,025
Net income (loss) attributable to Western Gas Partners, LP	$(171,661)	$94,460	$(73,538)	$393,842
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$(171,661)	$94,460	$(73,538)	$393,842
Pre-acquisition net (income) loss allocated to Anadarko	—	(3,071)	(1,742)	(16,353)
General partner interest in net (income) loss	(47,581)	(37,041)	(180,996)	(120,980)
Limited partners’ interest in net income (loss)	$(219,242)	$54,348	$(256,276)	$256,509
Net income (loss) per common unit – basic	$(1.60)	$0.42	$(1.95)	$2.13
Net income (loss) per common unit – diluted	(1.60)	0.42	(1.95)	2.12
Weighted-average common units outstanding – basic	128,576	124,263	128,345	119,822
Weighted-average common units outstanding – diluted	139,905	128,652	139,459	120,928

(1)	Financial information has been recast to include the financial position and results attributable to the DBJV system.

(2)
For the three months and year ended December 31, 2015, includes a net loss of $20.3 million (inclusive of estimated property insurance recoveries) related to an incident at the DBM complex on December 3, 2015.

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
thousands except number of units	2015	2014 (1)
Current assets	$286,881	$186,350
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	4,289,974	4,571,443
Other assets	1,870,407	1,936,725
Total assets	$6,707,262	$6,954,518
Current liabilities	$199,232	$239,833
Long-term debt	2,707,357	2,422,954
Asset retirement obligations and other	124,569	157,356
Deferred purchase price obligation – Anadarko	188,674	—
Total liabilities	$3,219,832	$2,820,143
Equity and partners’ capital
Common units (128,576,965 and 127,695,130 units issued and outstanding at December 31, 2015 and 2014, respectively)	$2,588,991	$3,119,714
Class C units (11,411,862 and 10,913,853 units issued and outstanding at December 31, 2015 and 2014, respectively)	710,891	716,957
General partner units (2,583,068 units issued and outstanding at December 31, 2015 and 2014)	120,164	105,725
Net investment by Anadarko	—	122,509
Noncontrolling interest	67,384	69,470
Total liabilities, equity and partners’ capital	$6,707,262	$6,954,518

(1)	Financial information has been recast to include the financial position and results attributable to the DBJV system.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2015	2014 (1)
Cash flows from operating activities
Net income (loss)	$(63,437)	$407,867
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in working capital:
Depreciation and amortization	244,163	186,514
Impairments	514,096	3,084
Gain (loss) on divestiture and other, net (2)	(57,020)	—
Change in other items, net	31,807	(17,256)
Net cash provided by operating activities	669,609	580,209
Cash flows from investing activities
Capital expenditures	$(602,289)	$(722,443)
Contributions in aid of construction costs from affiliates	461	183
Acquisitions from affiliates	(12,664)	(379,193)
Acquisitions from third parties	(3,514)	(1,523,327)
Investments in equity affiliates	(11,442)	(64,278)
Distributions from equity investments in excess of cumulative earnings	16,244	18,055
Proceeds from the sale of assets to affiliates	925	—
Proceeds from the sale of assets to third parties	145,855	5
Net cash used in investing activities	(466,424)	(2,670,998)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$889,606	$1,646,878
Repayments of debt	(610,000)	(650,000)
Increase (decrease) in outstanding checks	(1,751)	1,693
Proceeds from the issuance of common and general partner units, net of offering expenses	57,353	704,489
Proceeds from the issuance of Class C units	—	750,000
Distributions to unitholders	(545,143)	(408,621)
Distributions to noncontrolling interest owner	(12,187)	(15,149)
Net contributions from Anadarko	31,467	27,825
Above-market component of swap extensions with Anadarko	18,449	—
Net cash provided by (used in) financing activities	(172,206)	2,057,115
Net increase (decrease) in cash and cash equivalents	30,979	(33,674)
Cash and cash equivalents at beginning of period	67,054	100,728
Cash and cash equivalents at end of period	$98,033	$67,054

(1)	Financial information has been recast to include the financial position and results attributable to the DBJV system.

(2)	For the year ended December 31, 2015, includes a net loss of $20.3 million (inclusive of estimated property insurance recoveries) related to an incident at the DBM complex on December 3, 2015.

Western Gas Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
MMcf/d except throughput measured in barrels and per-unit amounts	2015	2014 (1)	2015	2014 (1)
Throughput for natural gas assets
Gathering, treating and transportation	1,294	1,607	1,487	1,627
Processing	2,272	1,991	2,331	1,925
Equity investment (2)	196	170	178	171
Total throughput for natural gas assets	3,762	3,768	3,996	3,723
Throughput attributable to noncontrolling interest for natural gas assets	122	153	142	165
Total throughput attributable to Western Gas Partners, LP for natural gas assets (3)	3,640	3,615	3,854	3,558
Total throughput (MBbls/d) for crude/NGL assets (4)	142	131	138	116
Adjusted gross margin per Mcf attributable to Western Gas Partners, LP for natural gas assets (5)	$0.72	$0.69	$0.69	$0.67
Adjusted gross margin per Bbl for crude/NGL assets (6)	$1.76	$1.83	$1.76	$1.75

(1)	Throughput has been recast to include throughput attributable to the DBJV system.

(2)
Represents WES’s 14.81% share of average Fort Union and 22% share of average Rendezvous throughput. Excludes equity investment throughput measured in barrels (captured in “Total throughput (MBbls/d) for crude/NGL assets” as noted below).

(3)
Includes affiliate, third-party and equity investment throughput (as equity investment throughput is defined in the above footnote), excluding the noncontrolling interest owner’s proportionate share of throughput.

(4)
Represents total throughput measured in barrels, consisting of throughput from WES’s Chipeta NGL pipeline, WES’s 10% share of average White Cliffs throughput, WES’s 25% share of average Mont Belvieu JV throughput, WES’s 20% share of average TEG and TEP throughput and WES’s 33.33% share of average FRP throughput.

(5)
Average for period. Calculated as Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets (total revenues and other for natural gas assets less reimbursements for electricity-related expenses recorded as revenue, and cost of product for natural gas assets plus distributions from WES’s equity investments in Fort Union and Rendezvous, and excluding the noncontrolling interest owners’ proportionate share of revenue and cost of product) divided by total throughput (MMcf/d) attributable to Western Gas Partners, LP for natural gas assets.

(6)
Average for period. Calculated as Adjusted gross margin for crude/NGL assets (total revenues and other for crude/NGL assets less reimbursements for electricity-related expenses recorded as revenue, and cost of product for crude/NGL assets plus distributions from WES’s equity investments in White Cliffs, the Mont Belvieu JV, TEG, TEP and FRP), divided by total throughput (MBbls/d) for crude/NGL assets.

Western Gas Equity Partners, LP
CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(Unaudited)

	Three Months Ended
thousands except per-unit amount and Coverage ratio	December 31, 2015
Distributions declared by Western Gas Partners, LP:
General partner interest	$3,005
Incentive distribution rights	46,721
Common units held by WGP	39,437
Less:
Public company general and administrative expense	757
Cash available for distribution	$88,406
Declared distribution per common unit	$0.40375
Distributions declared by Western Gas Equity Partners, LP	$88,389
Coverage ratio	1.00	x

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
thousands except per-unit amounts	2015	2014 (1)	2015	2014 (1)
Revenues and other
Gathering, processing and transportation of natural gas and natural gas liquids	$239,373	$202,385	$938,121	$745,145
Natural gas, natural gas liquids and drip condensate sales	131,075	162,493	617,949	624,233
Other	842	1,839	5,302	13,490
Total revenues and other	371,290	366,717	1,561,372	1,382,868
Equity income, net	12,114	16,514	71,251	57,836
Operating expenses
Cost of product	114,057	123,519	528,435	454,445
Operation and maintenance	78,134	71,821	296,774	255,844
General and administrative	10,369	11,246	41,217	39,439
Property and other taxes	4,893	4,757	30,572	26,100
Depreciation and amortization	60,448	54,278	244,163	186,514
Impairments	237,867	653	514,096	3,084
Total operating expenses	505,768	266,274	1,655,257	965,426
Gain (loss) on divestiture and other, net (2)	(20,224)	—	57,020	—
Operating income (loss)	(142,588)	116,957	34,386	475,278
Interest income – affiliates	4,225	4,225	16,900	16,900
Interest expense	(31,535)	(21,066)	(113,874)	(76,769)
Other income (expense), net	(834)	89	(578)	938
Income (loss) before income taxes	(170,732)	100,205	(63,166)	416,347
Income tax (benefit) expense	(195)	3,460	3,380	11,659
Net income (loss)	(170,537)	96,745	(66,546)	404,688
Net income (loss) attributable to noncontrolling interests	(139,766)	36,510	(154,409)	165,468
Net income (loss) attributable to Western Gas Equity Partners, LP	$(30,771)	$60,235	$87,863	$239,220
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Equity Partners, LP	$(30,771)	$60,235	$87,863	$239,220
Pre-acquisition net (income) loss allocated to Anadarko	—	(3,071)	(1,742)	(16,353)
Limited partners’ interest in net income (loss)	$(30,771)	$57,164	$86,121	$222,867
Net income (loss) per common unit – basic and diluted	$(0.14)	$0.26	$0.39	$1.02
Weighted-average number of common units outstanding – basic and diluted	218,916	218,910	218,913	218,910

(1)	Financial information has been recast to include the financial position and results attributable to the DBJV system.

(2)
For the three months and year ended December 31, 2015, includes a net loss of $20.3 million (inclusive of estimated property insurance recoveries) related to an incident at the DBM complex on December 3, 2015.

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
thousands except number of units	2015	2014
Current assets	$289,028	$187,059
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	4,289,974	4,571,443
Other assets	1,870,407	1,936,725
Total assets	$6,709,409	$6,955,227
Current liabilities	$199,309	$241,058
Long-term debt	2,707,357	2,422,954
Asset retirement obligations and other	124,569	157,356
Deferred purchase price obligation – Anadarko	188,674	—
Total liabilities	$3,219,909	$2,821,368
Equity and partners’ capital
Common units (218,919,380 and 218,909,977 units issued and outstanding at December 31, 2015 and 2014, respectively)	$1,060,842	$1,260,195
Net investment by Anadarko	—	122,509
Noncontrolling interests	2,428,658	2,751,155
Total liabilities, equity and partners’ capital	$6,709,409	$6,955,227

(1)	Financial information has been recast to include the financial position and results attributable to the DBJV system.

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended December 31,
thousands	2015	2014 (1)
Cash flows from operating activities
Net income (loss)	$(66,546)	$404,688
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in working capital:
Depreciation and amortization	244,163	186,514
Impairments	514,096	3,084
Gain (loss) on divestiture and other, net (2)	(57,020)	—
Change in other items, net	32,080	(17,910)
Net cash provided by operating activities	666,773	576,376
Cash flows from investing activities
Capital expenditures	$(602,289)	$(722,443)
Contributions in aid of construction costs from affiliates	461	183
Acquisitions from affiliates	(12,664)	(379,193)
Acquisitions from third parties	(3,514)	(1,523,327)
Investments in equity affiliates	(11,442)	(64,278)
Distributions from equity investments in excess of cumulative earnings	16,244	18,055
Proceeds from the sale of assets to affiliates	925	—
Proceeds from the sale of assets to third parties	145,855	5
Net cash used in investing activities	(466,424)	(2,670,998)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$889,606	$1,648,028
Repayments of debt	(611,150)	(650,000)
Increase (decrease) in outstanding checks	(1,751)	1,693
Proceeds from the issuance of WES common units, net of offering expenses	57,353	691,178
Proceeds from the issuance of WES Class C units	—	750,000
Distributions to WGP unitholders	(306,477)	(228,481)
Distributions to Chipeta noncontrolling interest owner	(12,187)	(15,149)
Distributions to noncontrolling interest owners of WES	(233,178)	(176,344)
Net contributions from Anadarko	31,467	27,825
Above-market component of swap extensions with Anadarko	18,449	—
Net cash provided by (used in) financing activities	(167,868)	2,048,750
Net increase (decrease) in cash and cash equivalents	32,481	(45,872)
Cash and cash equivalents at beginning of period	67,213	113,085
Cash and cash equivalents at end of period	$99,694	$67,213

(1)	Financial information has been recast to include the financial position and results attributable to the DBJV system.

(2)	For the year ended December 31, 2015, includes a net loss of $20.3 million (inclusive of estimated property insurance recoveries) related to an incident at the DBM complex on December 3, 2015.